 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	November 20, 2012

Commission File Number	000-31380

APPLIED MINERALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	82-0096527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110 Greene Street – Suite 1101, New York, NY	10012
(Address of principal executive offices)	(Zip Code)

(800) 356-6463
(Issuer’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) (1)  On November 20, 2012, the shareholders of the Company approved the adoption of the Applied Minerals, Inc. 2012 Long-Term Incentive Plan (“LTIP”) and the performance criteria used in setting performance goals for awards intended to be performance-based under Code Section 162(m).  The CEO, the CFO, and named executive officers are eligible to participate in the LTIP.

The following is a summary of the LTIP.  The summary is qualified in its entirety by reference to the LTIP filed as Exhibit 5.02(1)

Purpose.    The purpose of the LTIP is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer eligible employees, consultants, and non-employee directors incentive awards in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

Administration.    The 2012 Long-Term Incentive Plan is administered by a committee (the “Committee”), which

(a) with respect to the application of the LTIP to Eligible Employees and Consultants, a committee or subcommittee of the Board appointed from time to time by the Board, which committee or subcommittee shall consist of two or more non-employee directors, each of whom is intended to be (i) to the extent required by Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, a “nonemployee director” as defined in Rule 16b-3; (ii)  to the extent required by Section 162(m) of the Code, an “outside director” as defined under Section 162(m) of the Code; (iii) an “independent director” as defined under NASDAQ Listing Rule 5605(a)(2) or, if applicable or selected by the Board to determine independence, another stock exchange rule; and (iv) as may be applicable, “independent” as provided pursuant to rules promulgated by the Securities and Exchange Commission under The Dodd-Frank Wall Street Reform and Consumer Protection Act; and

(b) with respect to the application of the LTIP to Non-Employee Directors, the Board.

Currently, the Compensation Committee of the Board, which meets these requirements in (a) above, serves as the Committee under the LTIP with regard to employees and consultants. Our Board serves as the Committee with respect to the application of the LTIP to non-employee directors.

The Committee has full authority to administer and interpret the LTIP, to grant awards under the LTIP, to determine the persons to whom awards will be granted, to determine the types of awards to be granted, to determine the terms and conditions of each award, to determine the number of shares of Common Stock to be covered by each award and to make all other determinations in connection with the LTIP and the awards thereunder as the Committee, in its sole discretion, deems necessary or desirable. The terms and conditions of individual awards are set forth in written agreements that are consistent with the terms of the LTIP.

No awards may be granted under the LTIP after November 19, 2022. Awards granted prior to such date, however, may extend beyond such date and the provisions of the LTIP will continue to apply thereto.

No award (other than a stock option and stock appreciation right) that is intended to be “performance-based” under Section 162(m) of the Code will be granted on or after the first meeting of the Company’s stockholders that occurs in the fifth year following the year stockholders approve the LTIP unless the performance goals described below are re-approved (or other designated performance goals are approved) by the stockholders.

Available Shares.    The aggregate number of shares of Common Stock that may be issued or used for reference purposes under the LTIP or with respect to which awards may be granted may not exceed 8,900,000 shares, which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company. In general, if awards under the LTIP are cancelled for any reason, or expire or terminate unexercised, the shares covered by such awards will again be available for the grant of awards under the LTIP. The number of shares of Common Stock available for awards under the LTIP will be reduced by the total number of exercisable awards exercised (regardless of whether the shares of Common Stock underlying such awards are not actually issued as the result of net settlement) and any shares of Common Stock used to pay any exercise price or tax withholding obligation with respect to any award. In addition, the Company may not use the cash proceeds it receives from the exercise of stock options to repurchase shares of Common Stock on the open market for reuse under the LTIP. In determining the number of shares that may be issued or used for reference purposes, awards that may be settled solely in cash will not be deemed to use any shares of Common Stock that may be issued or used for reference purposes under the LTIP.

The maximum number of shares of Common Stock issuable or referenced with respect to the each of the following awards during any fiscal year to any eligible employee or consultant is 6,000,000 shares per type of award: any award of (i) Stock Options, or (ii) Stock Appreciation Rights, or (iii) shares of Restricted Stock or Other Stock-Based Awards, including Restricted Stock and Other Stock-Based Awards for which the grant of such Award or the lapse of the relevant Restriction Period or payment (with respect to dividend equivalents rights) is subject to the attainment of performance The maximum number of shares of Common Stock with respect to which performance shares may be granted under the LTIP during any fiscal year will be 1,000,000 shares. The maximum value at grant of performance units that may be granted under the LTIP during any fiscal year will be $3,000,000. The maximum number of shares of Common Stock subject to any award that may be granted under the LTIP during any fiscal year of the Company to any non-employee director will be 200,000 shares.

The individual maximum share limitations, the aggregate number of shares of Common Stock available for the grant of awards and the exercise price of an award in accordance with the LTIP may be adjusted by the Committee to reflect any change in our capital structure or business by reason of certain corporate transactions or events in accordance with the terms of the LTIP.

Eligibility and Types of Awards.    All of our employees, consultants and non-employee directors are eligible to be granted nonqualified stock options, stock appreciation rights, restricted stock, performance shares, performance units and other stock-based awards. In addition, our employees and employees of our affiliates that qualify as subsidiaries or parent corporations (as defined under Section 424 of the Code) are eligible to be granted incentive stock options under the LTIP (all such grantees being “Participants”). Unless otherwise determined by the Committee at grant, or if no rights of the Participant are reduced, thereafter, with respect to any award of restricted stock, performance shares, performance units, or other stock-based award which by its terms does not require the recipient of the Award to pay a per share exercise price or purchase price equal to the fair market value of the underlying Common Stock at the grant date, including restricted stock units (collectively, “Full-Value Awards”), (i) the restriction period with respect to any such award of restricted stock, (ii) the performance period with respect to any such award of performance shares, (iii) the performance cycle with respect to any such award of performance units and (iv) the vesting period with respect to any such other stock-based award that is payable in shares of Common Stock granted on or after such date shall be no less than one year. Notwithstanding the foregoing, for purposes of the definition of Full Value Awards, dividend equivalent rights are not deemed Full-Value Awards.

Performance Goals.    Code Section 162(m) requires that performance awards be based upon objective performance measures. If an award is intended to be “performance-based” under Code Section 162(m), the performance goals will be based on one or more of the following criteria with regard to the Company (or any subsidiary, division or other operational unit of the Company): enterprise value of the Company; income or net income; operating income; net operating income or net operating income after tax; operating profit or net operating profit; cash flow including, but not limited to, from operations or free cash flow; bank debt or other long-term or short-term public or private debt or other similar financial obligations (which may be calculated net of cash balances and/or other offsets and adjustments); operating margin; return on operating revenue or return on operating profit; net sales, revenues, net income or earnings before income tax or other exclusions of the Company; return measures (after tax or pre-tax), including return on capital employed, return on invested capital; return on equity, return on assets, return on net assets; total stockholder return or growth in total stockholder return (with or without dividend reinvestment); estimated market share; expense management/control or reduction (including without limitation, compensation and benefits expense); customer satisfaction; technological improvements/implementation, new product innovation; property/asset purchases or sales; litigation and regulatory resolution/implementation goals; leases, contracts or financings (including renewals, overhead, savings, G&A and other expense control goals); risk management/implementation; development and implementation of strategic plans and/or organizational restructuring goals; formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Comapny’s revenue or profitability or to enhance its customer base; or completion of a merger, acquisition or any transaction that results in the sale of all or substantially all of the stock or assets of the Company; sales to individual or related customers; sales to new customers; contacts with potential customers; evaluations of the company’s products by potential customers; and identification of and/or exploitation of new markets.

In addition, performance goals may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations.

(2) On November 20, 2012, the shareholders of the Company approved the adoption of the Applied Minerals, Inc. 2012 STIP (“STIP”) and the performance criteria used in setting performance goals for awards intended to be performance-based under Code Section 162(m).  The CEO, the CFO, and named executive officers are eligible to participate in the STIP.

A summary of the STIP follows.  The summary is qualified in its entirety by reference to the STIP filed as Exhibit 5.02(2)

Administration.    The STIP will be administered by the Compensation Committee or such other committee appointed by the Board of Directors to administer the STIP whose members are all “outside directors” as defined under Code Section 162(m) (the “Committee”). The Committee will have the authority to, among other things: (i) select the executives who will be eligible to receive Performance Awards; (ii) set the performance goals and the performance period during which a Performance Award is measured; (iii) certify the attainment of the performance goals and other material terms; (iv) reduce amounts payable under Performance Awards; and (v) make all other determinations and take all other actions necessary or desirable for the Short-Term Inventive Plan’s administration.

Eligibility.    For each period of not less than one fiscal year of the Company (as specified by the Committee) over which the attainment of the performance goals is measured (the “Performance Period”), the Committee will select the executives and Consultants of the Company or its subsidiaries who will participate in the STIP. The Committee may generally add or remove designated participants at any time and from time to time, in its sole discretion.

Maximum Performance Award.    The maximum Performance Award and Individual Target Award payable to a participant with respect to any one fiscal year of the Company in a Performance Period is $3,000,000 (or $3,000,000 of Common Stock if the Performance Award is payable in Common Stock)..

Performance Awards.    A participant will be eligible to receive a Performance Award based on the achievement of specified performance goals established by the Committee for a Performance Period. A Performance Award may be a percentage of a participant’s Individual Target Award (as described below) for the Performance Period based on the level of attainment of performance goals established for the Performance Period. Generally, no Performance Award is payable unless the minimum performance goals for the Performance Period are attained.

A Performance Award will be paid in whole or in part in cash or if permitted by the terms of the Award, shares of Common Stock (if permitted under another plan approved by stockholders), as determined by the Committee.  The Award will be paid, as soon as administratively feasible in the calendar year after the calendar year in which the Performance Period with respect to which the payment relates, but only after the Committee certifies that the performance goals were, in fact, satisfied.

The Committee may provide prior to a Performance Period that payment of any Performance Award will be deferred. Any deferred Performance Award will not increase (between the date on which it is credited to any deferred compensation program and the payment date) by an amount that would result in such deferral being deemed as an “increase in the amount of compensation” under Code Section 162(m). To the extent applicable, any deferral under the Short-Term Inventive Plan will be made in a manner intended to comply with the applicable requirements of Code Section 409A.

Individual Target Awards.    For any participant, the Committee may specify a targeted Performance Award for a Performance Period (an “Individual Target Award”), which may be expressed as a fixed dollar amount, a percentage of a participant’s base pay, a percentage of a bonus pool funded by a formula as determined by the Committee based on achievement of performance goals, or an amount determined pursuant to an objective formula or standard. The Committee will also prescribe a formula to determine the maximum and minimum percentages (which may be greater or less than 100%, as applicable) of an Individual Target Award that may be earned or payable based on the degree of attainment of the performance goals during the Performance Period. The Committee may elect to pay a participant an amount that is less than an Individual Target Award (or the attained percentage) regardless of the degree of attainment of the performance goals; except that, unless otherwise specified by the Committee, no discretion to reduce a Performance Award based on achievement of performance goals is permitted for any Performance Period in which a “change of control” (as defined in the STIP) occurs or during such Performance Period with regard to the prior Performance Periods if the Performance Awards for the prior Performance Periods have not been paid by the time of the change of control, with regard to individuals who were participants at the time of the change of control.

Performance Goals.    Code Section 162(m) requires that Performance Awards be based upon objective performance measures. The performance goals (“Performance Goals”) will be based on one or more of the following criteria with regard to the Company (or any subsidiary, division or other operational unit of the Company) as specified by the Committee: enterprise value of the Company; income or net income; operating income; net operating income or net operating income after tax; operating profit or net operating profit; cash flow including, but not limited to, from operations or free cash flow; bank debt or other long-term or short-term public or private debt or other similar financial obligations (which may be calculated net of cash balances and/or other offsets and adjustments); operating margin; return on operating revenue or return on operating profit; net sales, revenues, net income or earnings before income tax or other exclusions of the Company; return measures (after tax or pre-tax), including return on capital employed, return on invested capital; return on equity, return on assets, return on net assets; total stockholder return or growth in total stockholder return (with or without dividend reinvestment); estimated market share; expense management/control or reduction (including without limitation, compensation and benefits expense); customer satisfaction; technological improvements/implementation, new product innovation; property/asset purchases or sales; litigation and regulatory resolution/implementation goals; leases, contracts or financings (including renewals, overhead, savings, G&A and other expense control goals); risk management/implementation; development and implementation of strategic plans and/or organizational restructuring goals; formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Company’s revenue or profitability or to enhance its customer base; or completion of a merger, acquisition or any transaction that results in the sale of all or substantially all of the stock or assets of the Company; sales to individual or related customers; sales to new customers; contacts with potential customers; evaluations of the company’s products by potential customers; and identification of and/or exploitation of new markets.

In addition, Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may: (i) designate additional business criteria on which the Performance Goals may be based; or (ii) adjust, modify or amend the aforementioned business criteria. In addition, Performance Goals may incorporate, if and only to the extent permitted under Code Section 162(m), provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.

Change of Control.    In the event of a “change of control” (as defined in the Short-Term Inventive Plan) of the Company, any unpaid portion of any Performance Award that has been earned and certified, but is being deferred in accordance with the STIP , will immediately be vested and paid within 90 days following the consummation of the change of control.

Partial Payments.    Generally, Performance Awards will not be paid to any participant who is not actively employed on the date the Performance Award is payable. Notwithstanding the foregoing, the Committee may make a full, pro rata or other payment (not to exceed the maximum achievable Performance Award for the participant for the Performance Period) to a participant for a Performance Period with or without regard to the actual achievement of the Performance Goals in the event of the participant’s termination of employment due to death or disability, or a full or pro rata Performance Award payment to a participant for a Performance Period based on actual achievement of the Performance Goals established for the Performance Period in the event that the participant’s employment is terminated without “cause” or the participant resigns for “good reason.” Cause” means the following: (a)  in the case where there is no employment agreement, consulting agreement, management agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to a Participant’s insubordination, dishonesty, fraud, incompetence, moral turpitude, willful misconduct, refusal to perform his  duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of his  duties for the Company or an Affiliate, as determined by the Committee in its sole discretion; or (b)  in the case where there is an employment agreement, consulting agreement, management agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter and otherwise the definition of “cause” in (a) above applies. “Good Reason” means: (a)  in the case where there is no employment agreement, management agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “good reason” (or words or a concept of like import)), a voluntary termination due to good reason, as the Committee, in its sole discretion, decides to treat as a Good Reason termination; or (b)  in the case where there is an employment agreement, management agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “good reason” (or words or a concept of like import), a termination due to good reason (or words or a concept of like import), as defined in such agreement at the time of the grant of the Award, and, for purposes of the Plan, as determined by the Committee in its sole discretion; provided that provided, however, that with regard to any agreement under which the definition of “good reason” only applies on occurrence of a change in control, such definition of “good reason” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter and otherwise the definition of “good reason ” in (a) above applies.

If a change of control is consummated during a Performance Period, the Committee must make, to each participant who is a participant at the time of such change of control, at least a pro rata Performance Award payment based on actual achievement of the Performance Goals established for the Performance Period and pro rated for the portion of the Performance Period completed through the change of control. If a change of control of the Company is consummated during a Performance Period, the Committee may, in its sole discretion, make a Performance Award payment to a participant who is a participant at the time of such change of control that is greater than a pro rata Performance Award payment but not in excess of the maximum achievable Performance Award for the participant for such Performance Period, with or without regard to actual achievement of the Performance Goals.

Partial Performance Award payments not based on the actual achievement of the Performance Goals will be paid within 75 days following the event pursuant to which the Performance Award is payable. Partial Performance Award payments based on the actual achievement of the Performance Goals will be paid when the Performance Award would have otherwise been paid.

Term; Amendment or Termination.    The Short-Term Inventive Plan has no specified term, and the Board of Directors may amend, suspend or terminate the Short-Term Inventive Plan or adopt a new plan in place of the Short-Term Inventive Plan at any time. However, stockholder approval is required for any amendment that alters the Performance Goals, changes the class of eligible employees or Consultants or otherwise requires stockholder approval under Code Section 162(m). No amendment, suspension or termination may, without a participant’s consent, alter or impair a participant’s right to receive payment of a Performance Award otherwise payable under the Short-Term Inventive Plan.

(3) On November 20, 2012, the Compensation Committee [describe action with respect to Zeitoun]

(4) On November 20, 2012, the Compensation Committee set the 2013 compensation of Mr. Zeitoun as follows:  salary:  $600,000; Bonus  -  Mr. Zeitoun will be eligible for a bonus of up to $400,000, the decision as to whether to award a bonus and the amount to be determined in the discretion of the Board of Directors at the end of 2013; options granted under the Long-Term Incentive Plan:  Number: 1,742,792; exercise price - $1.66; term -  10 years; vesting – monthly in 2013.  The Compensation Committee also awarded Mr. Zeitoun a $400,000 bonus in respect to his performance in 2012, payable in January, 2013.  The Compensation Committee also awarded a bonus  in respect to performance in 2012 to Mr. Gleeson, the General Counsel, of $50,000 of options to purchase common stock granted under the Long-Term Incentive Plan: the number being computed by dividing $50,000 by the black-scholes value computed as of the close of business on November 20, 2012; exercise price - $1.66; term -  10 years; vesting – fully vested as of November 20, 2012.  The Compensation Committee amended Mr. Gleeson’s employment contract to increase his 2013 salary to $250,000 and to make him eligible for a bonus of up to $50,000, the decision as to whether to award a bonus and the amount to be determined in the discretion of the Board of Directors at the end of 2013.  Any bonus would be awarded in the discretion of the Compensation Committee in cash or the options based on the balck-scholes value of the options.

ITEM 5.03  Amendments to the Articles of Incorporation or Bylaws;  Changes in Fiscal Year

(a) On November 20, 2012, the Board of Directors adopted changes in the Company’s Bylaws.  A summary of the changes is as follows:

Article I.

Article I , Section 12.  Changes are made in response to a recent change in Delaware law that permits the board of directors to set different record dates for determining which stockholders are entitled to notice of any meeting and which stockholders are entitled to vote at such meeting.  The record date for the notice to stockholders remains unchanged (not more than 60 days and not less than 10 days before the date of the meeting).  The record date for determining which stockholders are entitled to vote at the meeting may be any date on or before the date of the meeting.  This change in Delaware law allows corporations to deal with the so-called “empty-voting problem,” resulting when stockholders have a voting right for a particular meeting but no longer hold an economic interest in the corporation.
Article I, Section 8.  Changes are made in response to a recent change in Delaware law allowing for electronic shareholder lists.

Article I, Section 13.  Changes are made based on recent experiences with “empty voting” by activists.  The new language requires more disclosure so that the Board will be able to understand whether an activist has any interests not apparent from a disclosure of his shares ownership.  The changes capture any “empty voting.”

Article I, Section, Section 6.  New language clarifies that stockholders attending a stockholder meeting by interactive broadcast are present and entitled to vote.

Article II, Directors

Language is added in Section 3 and 11 to recognize nomination rights granted to two funds in connection with a sale of securities.

Article III, Officers.

There are numerous changes, which are intended to bring the bylaws into line with the Company current practice concerning officers

Almost all of the proposed changes are designed to be responsive to changes in corporate law or corporate practice since 2009 and thus are not controversial.  There is one change, however, that would represent a substantive change in Article V.

Article V. Indemnification.

The Indemnification provisions are changed so that  employees and agents, who were subject to the mandatory indemnification provisions, may be --  but are not required to be  --  indemnified

Aside from the change noted above, there are numerous changes in the indemnification that are designed to bring the indemnification provisions into line with current best practices.  Current best practices call for greater articulation of the indemnification rights to eliminate any possible areas of uncertainty.  In the last couple of years, acquirors have pushed interpretations that would deny indemnification to officers and directors of acquired companies and the current practice is to make the indemnification provisions more robust so as to limit the ability of acquirors that attempt to limit indemnification rights.   None of the proposed changes limit the rights of officers or directors or are inconsistent with the current provisions in any material way and directors and all may be seen as enhancing those rights.

Article VII.

There are two new provisions, which have the effect of clarifying the authority of officers and employees to sign contracts and other documents and to vote proxies if such authority is questioned by a third party.

ITEM 5.07  Submission of Matters to a vote of Security Holders.

The 2012 Annual Meeting of Stockholders was held on November 20, 2012.

The following indicates the matters voted on and the results of the voting.

Proposal 1 -  Election of Directors

	FOR	WITHHELD	BROKER NON-VOTES
JOHN LEVY	36,661,629	10,438,158	27,711,138
EVAN STONE	36,662,129	10,437,658	27,711,138
DAVID TAFT	36,662,129	10,437,658	27,711,138
ANDRE ZEITOUN	46,837,729	262,058	27,711,138
All four nominees were elected

Proposal 2 -
Amendment of the Certificate of incorporation to increase the number of authorized shares from 130,000,000 to 210,000,000 and the number of authorized shares of Common Stock from 120,000,000 to 200,000,000

	FOR	AGAINST	ABSTAIN
Proposal 2	73,116,813	1,426,253	218,039
The vote was more than a majority of the outstanding shares and sufficient for approval

Proposal 3 -	Advisory, non-binding vote on executive compensation
	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Proposal 3	46,408,368	334,819	356,600	27,711,318

Proposal 4 -	Frequency of advisory vote on executive compensation

	1 year	2 years	3 years	ABSTAIN
Proposal 4	46,406,760	124,414	112,813	4576,400
The Board has determined that advisory votes on executive compensation will occur on an annual basis.

Proposal 5 -	Applied Minerals, Inc. 2012 Long-Term Incentive Plan and the performance criteria used in setting performance goals for awards intended to be performance-based under Code Section 162(m).
	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Proposal 5	46,522,351	396,184	181,252	27,711,318

Proposal 6 -	Applied Minerals, Inc. 2012 Short-Term Incentive Plan and the performance criteria used in setting performance goals for awards intended to be performance-based under Code Section 162(m).

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Proposal 6	46,544,231	365,304	190,252	27,711,318

Proposal 7 -	The ratification of EisnerAmper LLP as our independent registered public accounting firm
	FOR	AGAINST	ABSTAIN
Proposal 7	73,328,728	167,413	1,314,964

ITEM 9.01       Financial Statement and Exhibits

Exhibit 3(i)(a) Certificate of Amendment to the Certificate of Incorporation

Exhibit 3(i)(b)  Amended and Restated Certificate of Incorporation

Exhibit 3(ii).    Amended and Restated Bylaws

Exhibit 99.1   Applied Minerals, Inc. 2012 Long-Term Incentive Plan

Exhibit 99.2    Form of Stock Option Agreement for use in connection with Applied Minerals, Inc. 2012 Long-Term Incentive

Exhibit 99.3    Applied Minerals, Inc. 2012 Short-Term Incentive Plan

Exhibit  99.4    Directors’ Compensation

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED MINERALS, INC.

Dated:	November 20, 2012	/s/ ANDRE ZEITOUN
By: Andre Zeitoun
President and Chief Executive Officer